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                                                                    EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT


AVANIR Pharmaceuticals:

We consent to the incorporation by reference in this Registration Statement of AVANIR Pharmaceuticals on Form S-3 of our report dated December 24, 2002, appearing in the Annual Report on Form 10-K of AVANIR Pharmaceuticals for the year ended September 30, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

San Diego, California
August 8, 2003